UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Globus Maritime Limited
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

128 Vouliagmenis Avenue, 3rd Floor Glyfada
Athens, Greece	166 74
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, par value $0.004 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  *

Securities Act registration statement file number to which this form relates: 333-170755

Securities to be registered pursuant to Section 12(g) of the Act:   N/A

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the securities of Globus Maritime Limited (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock,” in (1) the prospectus included in Part I of the Registration Statement (File No. 333-170755) on Form F-1 (as amended, the “Registration Statement”) and (2) the related final form of the prospectus to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.  Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBUS MARITIME LIMITED

By: /s/ Elias S. Deftereos
Name: Elias S. Deftereos
Title: Chief Financial Officer

Date: November 24, 2010